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                                                                Exhibit 10.40

Dr. Robert A. Fildes                                                     Undated
President and Chief Executive Officer
Cetus Corporation
1400 Fifty Third Street
Emeryville, CA 94608
U.S.A.



Re: Offer of premises in long lease
     Amatel III

-----------------------------------

Dear Mr. Fildes,

With reference to the discussions with you, I hereby advise you that after acceptance on your part of the following conditions the City government will propose to give in long lease to you the premises at the Pietersbergweg as reflected on the attached drawing 74 '87 with dotted and diagonal line shading at initial annual rent-charge (canon) of Dfl. 162.000, - i.e. Dfl. 40, --per m TO THE POWER OF 2; the commencement date of the long lease will be March 1, 1987.

The surface of the premises amounts to approximately 4050 m TO THE POWER OF 2. On the premises a commercial building must be erected to be used for a biotechnological business whereby office space will take no more than 70% of the aggregate floor surface while no construction is permitted on the premises indicated with crossed line shading.

At the same time premises with a surface of approximately 4050 TO THE POWER
OF 2 shall be reserved for a period up to two years after completion of the building or ultimately until March 1, 1991, as indicated on the attached drawing 74 '87 with crossed line shading.

No reservation fee will be due by you during this period.

The annual rent-charge will be determined on and is due from the moment that you will put the premises into use. The long lease will also commence on that date. The destination and the use of the reserved premises is equal to the above premises.

CONDITIONS OF LONG LEASE

The issue in long lease shall occur under the "General Conditions for continuing long lease" dated 1966 EXCEPT FOR APPLICATION OF ARTICLE 3, PAR. 14 OF THE GENERAL CONDITIONS. For your information I enclose an information folder. On the basis of the General Conditions the premises will be issued in long lease for an indefinite period of time at a fixed annual rent-charge; each time after five years the annual
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rent-charge will be adjusted to the changed value of the money. Each time after
50 years the annual rent-charge will be adjusted again in mutual consultation between the City and the lessee or - in absence of mutual agreement - by three experts. The lessee, may, if so desired redeem in advance the rent-charge due over a fifty year term of long lease.

Apart from the General Conditions the following special regulations will be in force:

1. The building to be erected on the premises is destined to be business premises and to be used as office and laboratory. Parking, loading and unloading must occur on the premises.

2. Construction of the premises must have been completed within 24 months after the commencement date of the long lease.

3. Within the term as referred to under 2 the lessee must have provided for hardening or planting on the unbuilt part of the premises and must so maintain it subsequently; at the satisfaction of Mayor and Aldermen.

4a. The lessee must permit that cables, service-pipes, tubes etc. will be put in the unbuilt part of the premises and will be maintained for the benefit of the municipal services and companies, as well as for telecommunication.

4b. Damages resulting from the above mentioned works shall be repaired or compensated by or on behalf of the contractor of these works.

ACCEPTANCE OF PREMISES IN LONG LEASE

The premises will be delivered to you in a state ripe for construction conform the municipal guidelines in this respect. This means that obstacles and/or foundation remains in the ground (if any) will be removed and that the premises, if necessary, will be supplemented with sand and will be levelled. During the supplementation with sand the starting point will be a closed sand distribution system during the construction. In connection with the exact specifications you should contact through my department in an early stage the section Land and Water Works of the Public Works Department.

For further data concerning the acceptance of the long lease premises I refer to the attached brochure "What you should know further".

FINANCIAL DATA

The annual rent-charge of Dfl. 162.000, -- is based on a land price of Dfl. 450. -- and a rental percentage of 8.9%. The

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canon must be paid in advance in two equal semi-annual installments as referred to on the attached invoice no. 708349.

If you wish to pay in advance the rental over the full rental period of 50 years the redemption price amounts to Dfl. 2.034.035, --. This amount is due as of the date that the long lease right commences or is deemed to have commenced and must ultimately be paid upon execution of the long lease deed before a notary. During the period (if any) between commencement date of the long lease and payment interest is due the rate being equal to the legal interest rate. As of March 1, 1987 the long lease is deemed to become effective.

Conform article 31 of the General Conditions all cost relating to the issue of the premises in long lease (such as a notary fee, land register fee, taxes) are for your account.

I draw your attention to the fact that value added (BTW) is due on the amount of the land price of the premises in long lease at the rate applicable at the time of the execution of the notarial deed.


FINAL PROVISIONS

-    EXECUTION OF NOTARIAL DEED

     As it appears that you will begin to use the premises prior to the execution of the long lease deed, parties shall act as if the long lease deed already has been registered in the public registers as of March 1, 1987, which date shall be deemed to be the commencement date of the long lease.

     I draw now already your attention to the fact that a notary located in this city must be instructed to execute the long lease deed.

-    ACCEPTANCE

     I request you to advise me within one month after the date of this letter whether you agree with the above by returning the attached note of acceptance.

     Thereafter I shall request Mayor and Aldermen to submit the issue in long lease for ratification by the municipal council.

     I have sent a copy of the long lease offer for advice to the municipal department of Physical Planning and Public Works; I shall advise you of any further conditions to be put if the advice so requires.


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For further information or clarification of this offer you may contact the official of my department referred to in the heading of this letter.

                                                      The Municipal Land Company

                                                              (Signed illegible)

Attachments    1. Drawing
               2. General Conditions
               3. Invoice annual rent-charge
               4. What you should know further
               5. Note of acceptance


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                                                                     Translation


                                                                    File number:

                                                                    Plan number:

                                                                       Premises:

NOTE OF ACCEPTANCE

(The undersigned)

hereby declares to agree with the offer in long lease as is made by the Municipal Land Company of Amsterdam in its letter ref. no._______of
(date)_______.

In addition the undersigned declares (not) to make use of the opportunity to redeem the rental-charge (canon) at this moment.

The rental-charge (canon) of Dfl._______will be paid per (date)_______by transfer to postal account no. 4600062 of the Municipal Land Company of Amsterdam.

The undersigned declares to charge notary_______with the execution of the long lease deed.

Place

Date

Signature